UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2013

STERLING BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Completion of Acquisition or Disposition of Assets.

Effective October 31, 2013, Sterling Bancorp (previously, Provident New York Bancorp, the “Company”) completed its previously announced merger (the “Merger”) with legacy Sterling Bancorp (“Legacy Sterling”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 3, 2013 between the Company and Legacy Sterling.  At closing, Legacy Sterling merged with and into the Company, with the Company surviving the merger as the surviving corporation.  Also at closing, the Company changed its name from “Provident New York Bancorp” to “Sterling Bancorp” and changed its ticker symbol to “STL”.  Pursuant to the Merger Agreement, holders of Legacy Sterling common stock have a right to receive 1.2625 shares of common stock of the Company, par value $0.01 per share (the “Company Common Stock”) for each share of Legacy Sterling common stock held immediately prior to the effective time of the Merger, with cash to be paid in lieu of fractional shares.  Each outstanding share of the Company’s Common Stock remained outstanding and was unaffected by the Merger.  Each option granted by Legacy Sterling to purchase shares of Legacy Sterling common stock was converted into an option to purchase Company Common Stock on the same terms and conditions as were applicable prior to the Merger (taking into account any acceleration or vesting by reason of the consummation of the Merger and its related transactions), subject to adjustment of the exercise price and the number of shares of Company Common Stock issuable upon exercise of such option based on the 1.2625 exchange ratio.

Immediately following the Merger, Provident Bank, a federal savings association and a wholly-owned subsidiary of the Company, converted into a national bank and Legacy Sterling’s wholly-owned subsidiary, legacy Sterling National Bank (“Legacy Sterling National Bank”) merged (the “Bank Merger”) with and into Provident Bank, with Provident Bank as the surviving entity.  In connection with the Bank Merger, Provident Bank changed its name to “Sterling National Bank”.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, pursuant to a First Supplemental Indenture (the “Supplemental Indenture”), dated as of October 31, 2013, among the Company, Legacy Sterling and The Bank of New York Mellon, the Company assumed the performance of the covenants to be performed by Legacy Sterling under the Junior Subordinated Indenture (the “Indenture”), dated as of February 27, 2002, between Legacy Sterling and the Bank of New York, as Trustee, relating to debt securities issued by Legacy Sterling, and the due and punctual payment of the principal of, and premium, if any, and interest on the 25.8 million of 8.375% junior subordinated debt securities issued under the Indenture.

In addition, pursuant to an Assumption of Guarantee Agreement (the “Assumption Agreement”), dated as of October 31, 2013, between the Company and Legacy Sterling, the Company assumed all of Legacy Sterling’s rights, duties and obligations in and arising under the Guarantee Agreement, dated as of February 27, 2002, between Legacy Sterling and the Bank of New York relating to Legacy Sterling’s guarantee of the due and punctual payment of principal and interest on the 8.375% Cumulative Trust Preferred Securities issued by Sterling Bancorp Trust I, a statutory business trust created under the laws of Delaware (the “Issuer Trust”).  The sole assets of the Issuer Trust are the 8.375% junior subordinated debt securities issued under the Indenture.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Form of Indenture, the Supplemental Indenture and the Assumption Agreement, which are incorporated herein by reference as Exhibits 4.2, 4.3 and 4.4.  In addition, the information set forth under the captions “Sterling Bancorp Trust I,” “Description of Preferred Securities,” “Description of Subordinated Debentures,” and “Description of Guarantee” in the prospectus filed by Legacy Sterling with the Securities and Exchange Commission on February 21, 2002, which forms a part of the Registration Statement on Form S-3 of Legacy Sterling and the Issuer Trust (File Nos. 333-82296 and 333-82296-01) (the “Legacy Sterling Registration Statement”), is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Dennis L. Coyle, Victoria Kossover, George Strayton, Thomas F. Jauntig, Jr., Carl J. Rosenstock and R. Michael Kennedy resigned as members of the Board of Directors of the Company and its wholly-owned bank subsidiary, Sterling National Bank.  The resignations of Ms. Kossover and Messrs. Coyle, Strayton, Jauntig, Rosenstock and Kennedy were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Effective upon the consummation of the Merger, Louis J. Cappelli, John C. Millman, Fernando Ferrer, James B. Klein, Robert Abrams and Robert W. Lazar, each of whom were members of the Board of Directors of Legacy Sterling immediately prior to the Merger, became members of the Board of Directors of the Company and its wholly-owned bank subsidiary, Sterling National Bank.  Mr. Cappelli has been appointed to serve as Chairman of the Board of Directors of the Company and Sterling National Bank.

The Audit Committee of the Company will be chaired by Burt Steinberg and will also include Navy E. Djonovic and Messrs. Ferrer and Lazar.  The Compensation Committee of the Company will be chaired by William F. Helmer and will also include Messrs. Abrams, Lazar and Steinberg.  The Nominating and Corporate Governance Committee of the Company will be chaired by Mr. Abrams and will also include Messrs. Helmer and Klein and Richard O’Toole.  The Enterprise Risk Committee of the Company will be chaired by Mr. Ferrer and will also include Mr. Cappelli, James F. Deutsch, Thomas G. Kahn, Jack L. Kopnisky, and Mr. Millman.  The Executive Committee of the Company will be chaired by Mr. Cappelli and will also include Messrs. Abrams, Helmer, Ferrer, Kopnisky and Steinberg.

In connection with the completion of the Merger, the previously disclosed services and covenant agreements that each of Messrs. Cappelli and Millman had entered into with the Company became effective and Mr. Cappelli was granted an award of 255,973 restricted stock units pursuant to the terms of his services and covenant agreement.  Copies of the services and covenant agreements with Messrs. Cappelli and Millman as well as the form of Mr. Cappelli’s restricted stock unit award agreement are attached as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and incorporated by reference herein.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of each of the agreements.

In addition, effective upon the consummation of the Merger, Daniel G. Rothstein will no longer serve as General Counsel and Chief Risk Officer of the Company.  Mr. Rothstein will continue to provide services to the Company following the Merger and will assist with post-Merger transition and integration processes.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2013, in connection with the Merger, the Company filed an Amended Certificate of Incorporation (the “Name Change Certificate of Incorporation”) with the Secretary of State of Delaware to change the name of the Company from “Provident New York Bancorp” to “Sterling Bancorp”, as contemplated by the Merger Agreement (the “Name Change”) and increase the amount of authorized Company Common Stock.  The foregoing description of the Name Change Certificate of Incorporation is qualified in its entirety by reference to the full text of the Name Change Certificate of Incorporation, which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

As disclosed on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 9, 2013, on April 3, 2013, in connection with the Merger, the Board of Directors of the Company adopted a resolution amending the Company’s Bylaws (the “Bylaw Amendment”), effective as of the consummation of the Merger, to reflect the Name Change and give effect to provisions of the Merger Agreement concerning the composition of the Board of Directors and the Chairman and President and Chief Executive Officer positions of the Company following the consummation of the Merger.  The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the amended Bylaws of the Company, which is included as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01.             Other Events.

On November 1, 2013, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(a)    Financial statements of businesses acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)     Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of April 3, 2013, between the Company and Legacy Sterling (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 9, 2013, and incorporated herein by reference).

3.1	Certificate of Incorporation of the Company, as amended.
3.2	Bylaws of the Company, as amended.
4.1	Form of Common Stock Certificate of the Company.
4.2	Form of Junior Subordinated Indenture between Legacy Sterling and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(b) to the Legacy Sterling Registration Statement).
4.3	First Supplemental Indenture, dated as of October 31, 2013, among Legacy Sterling, the Company and The Bank of New York Mellon.
4.4	Assumption of Guarantee Agreement, dated as of October 31, 2013, between Provident New York Bancorp and Sterling Bancorp.
10.1	Services and Covenant Agreement, dated as of April 3, 2013, by and between Provident New York Bancorp and Louis J. Cappelli.
10.2	Services and Covenant Agreement, dated as of April 3, 2013, by and between Provident New York Bancorp and John C. Millman.
10.3	Form of Restricted Stock Unit Award Agreement.
99.1	Press Release, dated November 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP

Date: November 1, 2013	By:	/s/ Luis Massiani
	Name:	Luis Massiani
	Title:	Executive Vice President and Chief Financial Officer